Exhibit 32.1

ANTARES PHARMA, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Robert F. Apple, the Chief Executive Officer of Antares Pharma, Inc. (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 12th day of March, 2019.

/s/ Robert F. Apple
Robert F. Apple
President and Chief Executive Officer